BECKSTEAD AND WATTS, LLP
CERTIFIED PUBLIC ACCOUNTANTS
                                                3340 Wynn Road, Ste. B
                                                   Las Vegas, NV 89102
                                                          702.257.1984
                                                    702.362.0540 (fax)


       REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We have audited the accompanying balance sheet of Oyster Creek Group, Inc. (the "Company") (A Development Stage Company), as of June 30,2002, and the related statement of operations, stockholders' equity, and cash flows from August 19, 1999 (Inception) to June 30,2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Oyster Creek Group, Inc. (A Development Stage Company) as of June 30,2002, and the results of its operations and cash flows for the period ended June 30,2002 and for the period August 19, 1999 (Inception) to June 30,2002, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has had limited operations and has not commenced planned principal operations. This raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



Beckstead and Watts, LLP

Las Vegas, NV

September 23, 2004

Page 1

                       OYSTER CREEK GROUP, INC.
                    (A DEVELOPMENT STAGE COMPANY)

                            BALANCE SHEET
                                as of
                             June 30,2002

                                 and

                      Statements of Operations,
                 Changes in Stockholders' Equity, and
                              Cash Flows
                         For the period ended
                            June 30,2002
                                 and
                            for the Period
                     August 18, 1999 (Inception)
                               through
                             June 30,2002








                          TABLE OF CONTENTS





                                                PAGE

Independent Auditors' Report                                1

Balance Sheet                                       2

Statements of Operations                                    3

Statement of Changes in Stockholders' Equity                        4

Statements of Cash Flows                                    5

Footnotes                                            6

Page 2